EXHIBIT 10.3

AMENDMENT NO. 1 TO THE

LIMITED LIABILITY COMPANY AGREEMENT OF

@VENTURES V, LLC

This Amendment No. 1 to the Limited Liability Company Agreement of @Ventures V, LLC dated as of April 29, 2005, amends that certain Limited Liability Company agreement of @Ventures V, LLC dated May 14, 2004 (the “Agreement”) and is by and among the persons whose signatures appear below, each of whom is a Managing Member or an Associate Member.

Whereas, on April 22, 2005, Modus Media, Inc., a wholly-owned subsidiary of CMGI, Inc., sold to the LLC its equity interest in Open Channel Solutions, Inc. (“OCS”); and

Whereas, the parties hereto intend for OCS to be a Portfolio Company, and for the Percentage Interest of each Member with respect to OCS to be lower than the Percentage Interests set forth on Schedule A to the Agreement;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements hereinafter set forth, the parties hereby agree as follows:

1.	Percentage Interest for OCS. With respect to the equity interest purchased by the LLC from Modus Media, Inc., the Percentage Interest of each Member in such Investment shall be as set forth next to his or its name below:

Member	Percentage Interest
CMG@Ventures Capital Corp.	95.556%
Peter H. Mills	2.222%
Marc D. Poirier	2.222%

2.	Defined Terms. All capitalized terms used in this Amendment No. 1 and not otherwise defined herein, shall have those meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Members have signed and sworn to this Amendment No. 1 under penalties of perjury as of the date first written above.

MANAGING MEMBER:

CMG@VENTURES CAPITAL CORP.

By:	/s/ Peter L. Gray
Name:	Peter L. Gray
Title:	Secretary

ASSOCIATE MEMBERS:

/s/ Peter H. Mills
Peter H. Mills

/s/ Marc D. Poirier
Marc D. Poirier